EXHIBIT 99.1

Contact:	Norman C. Chambers
President & Chief Executive Officer
(281) 897-7788

NCI BUILDING SYSTEMS REPORTS FOURTH-QUARTER RESULTS

ESTABLISHES EARNINGS GUIDANCE FOR FISCAL 2008

HOUSTON (December 10, 2007) — NCI Building Systems, Inc. (NYSE: NCS) today announced financial results for the fourth quarter and year ended October 28, 2007. Sales were $463.4 million for the fourth quarter of fiscal 2007 compared with $498.5 million for the same quarter in fiscal 2006. Net income for the fourth quarter of fiscal 2007 was $25.4 million, or $1.27 per diluted share, which included a $0.03 dilutive impact from NCI’s 2.125% Convertible Senior Subordinated Notes (the “Notes”). Excluding the impact of the Notes, adjusted net income per diluted share was $1.30. Net income for the fourth quarter of fiscal 2006 was $28.0 million, or $1.33 per diluted share, including an $0.08 dilutive impact from the Notes.

For fiscal 2007, sales rose to $1,624.3 million from $1,570.5 million for fiscal 2006. Net income for fiscal 2007 was $63.7 million, or $3.06 per diluted share, which included a $0.15 dilutive impact from the Notes. For fiscal 2006, net income was $73.8 million, or $3.45 per diluted share, including an $0.18 dilutive impact from the Notes.

“NCI’s operating and financial results for the fourth quarter and full fiscal year reflected the impact of a challenging industry environment,” said Norm Chambers, President and Chief Executive Officer of NCI. “According to McGraw Hill, total low-rise nonresidential square footage starts declined 4.4% during our fiscal 2007 in contrast to a relatively strong industry performance during fiscal 2006, during which square footage increased 5.7%. These conditions contributed to a fourth quarter performance for NCI that did not meet our expectations, primarily due to lower than anticipated Metal Coil Coatings package sales and continued softness in our small buildings Metal Components business. However, we were pleased with our ability to maintain or improve our profit margins, which enabled us to meet or exceed all our profit margin goals for the fiscal year, in spite of a 7% decline in total sales on a comparable-quarter basis.

“This margin performance was consistent with the substantial operating margin improvement on third-party sales we produced for fiscal 2007 in our Buildings and Coatings segments versus fiscal 2006 and with the strong improvement in our Components margin for the second half of fiscal 2007 compared with the first half. The operating progress inherent in this accomplishment reflected continued Components commercial discipline, increased synergies in

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10943 N. Sam Houston Parkway W. • Houston, Texas 77064

P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Reports Fourth-Quarter Results

December 10, 2007

Metal Building Systems resulting from the Robertson-Ceco (“RCC”) acquisition and the ongoing favorable base-loading impact on Coatings capacity utilization and operating margin from increased intersegment sales primarily related to RCC.

“Our operating progress positions us well to produce expanded operating margins and earnings per diluted share for fiscal 2008. We entered fiscal 2008 with a Buildings backlog that was 20% larger than at the start of fiscal 2007. Our ongoing work to integrate the RCC engineering systems and implement our ‘hub and spoke’ delivery system throughout NCI also supports our ability to expand our Buildings operating margin from 11% for fiscal 2007 to our goal of 15% for fiscal 2010. In addition, the severe industry inventory oversupply that had a significant impact on our Components and Coatings sales and margins for the first half of fiscal 2007 is not a factor for fiscal 2008. As a result, we are cautiously optimistic about our ability to produce profitable growth for fiscal 2008, although our guidance incorporates McGraw Hill’s expectation that total nonresidential square footage starts will continue to decline, by approximately 6% for calendar 2008.”

Segment Performance

Mr. Chambers continued, “For the fourth quarter, we achieved significant sequential-quarter progress in our Components business. A 5% increase in third-party sales for the fourth quarter of fiscal 2007 from the third quarter drove higher capacity utilization and a 32% increase in operating profit margin. With this growth, we expanded the Components third-party operating profit margin to 13% for the fourth quarter from 10% for the third quarter, meeting our goal for returning to the historic range for Component operating margins of 13% to 16%. Sales and capacity utilization for the fourth quarter of fiscal 2007 declined from the fourth quarter of fiscal 2006, in part due to the continuing softness in sales of small buildings largely to retail purchasers. Through our focus on commercial discipline, we maintained our third-party operating margin essentially even on a comparable-quarter basis, offsetting the deleveraging impact of lower comparable-quarter sales.

“Results for our Buildings business were generally in-line with our expectations for the fourth quarter. Our operating income increased 8% for the quarter from the fourth quarter of fiscal 2006 and 15% from the third quarter of fiscal 2007. We primarily attribute this growth to growing synergies related to the RCC acquisition. The increased efficiencies and productivity driven by these synergies enabled us to more than offset an 8% decrease in third-party sales from the fourth quarter of 2006 to produce an expansion in our operating margin for third-party sales to 13% for the fourth quarter of fiscal 2007 from 11% for the fourth quarter of fiscal 2006. They also contributed to an approximate 70 basis-point increase in our operating margin for third-party sales versus the third quarter of fiscal 2007. This strong margin performance enabled us to produce a 180 basis point increase in Buildings third-party operating margin for fiscal 2007 from fiscal 2006, above our goal of a 100 basis point improvement.

“Our Coatings business continued to benefit from the base-loading impact of RCC’s coating requirements, which drove increased Coatings capacity utilization for the fourth quarter compared with the fourth quarter of fiscal 2006 and the third quarter of fiscal 2007. On a comparable-quarter basis, the 4% increase in intersegment sales offset the impact of a 16%

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2007

decline in third-party Coatings sales. On a sequential-quarter basis, we produced a 10% increase in intersegment sales, while third-party Coatings sales declined 1%. We expanded third-party package sales for the fourth quarter of fiscal 2007 compared to the third quarter of 2007, but the increase did not build as we expected on the momentum evident in the third quarter. Nonetheless, our overall Coatings volume contributed to an operating profit margin of 28% for third-party sales for the fourth quarter of fiscal 2007. In addition, intersegment base-loading primarily accounted for the 900 basis-point increase in Coatings third-party operating margin for the full fiscal year to 30% from 21% for fiscal 2006, compared with our goal for fiscal 2007 of 26%.

Financial Guidance

“We today are establishing our earnings guidance for the first half of fiscal 2008 and for the fiscal year,” added Mr. Chambers. “Among other important factors affecting guidance, we considered our fiscal 2007 financial and operating results in light of McGraw-Hill’s estimate that low-rise nonresidential square footage declined 4.4% for our fiscal 2007 and that total nonresidential square footage will decline approximately 6% for calendar 2008. In addition, we completed fiscal 2007 with a Buildings backlog of $447 million, up from $373 million for the end of fiscal 2006, somewhat offsetting reduced earnings visibility during a time of economic volatility. End markets in manufacturing, mining, energy, aviation and institutional continue to reflect good demand. We expect to ship most of the Building backlog in the first half of fiscal 2008. We also do not expect to experience the same level of excess-inventory related pricing pressure that affected our Components and Coatings businesses during the first half of fiscal 2007.

“As a result, we expect to produce earnings per diluted share in our seasonally slower first half of fiscal 2008 in a range of $0.90 to $1.05, which excludes any potential share dilution related to NCI’s Notes, because that amount, if any, will be dependent upon the future price of the Company’s stock, and other unusual items resulting from the Company’s review of its business segments and manufacturing facilities. For the first six months of fiscal 2007, the Company produced earnings per diluted share of $0.80, which included a $0.05 dilutive impact from the Notes.

“For fiscal 2008, our guidance for earnings per diluted share, based on our operating budget, is in a range of $3.35 to $3.70. This guidance excludes any potential share dilution related to NCI’s Notes, because that amount, if any, will be dependent upon the future price of the Company’s stock, and other unusual items resulting from the Company’s review of its business segments and manufacturing facilities. The Company’s earnings per diluted share for fiscal 2007 were $3.06, which included a $0.15 dilutive impact from the Notes.”

Summary

Mr. Chambers concluded, “Our prospects to resume our profitable growth for fiscal 2008 and beyond are supported by our leading market position, our broad, diverse customer base and our innovative and comprehensive product lines. In addition to sales-driven operating leverage, we expect to improve operating efficiencies through major ongoing technology initiatives, such

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2007

as the engineering systems integration initiative made possible by the RCC acquisition, our Oracle 11i implementation and our web-based order entry system. With continued strong cash flow from operations further strengthening our financial position, we are well positioned to implement our growth strategies to produce long-term growth in earnings and shareholder value.”

NCI will provide an online, real-time webcast and rebroadcast of its conference call tomorrow to discuss this announcement. The live broadcast of this conference call will be available online at www.ncilp.com or www.earnings.com beginning at 10:30 a.m. (Eastern Time) on Tuesday December 11, 2007. The online replay will be available at approximately 12:30 p.m. (Eastern Time) and continue for one week.

This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2006, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 44 manufacturing and distribution facilities located in 18 states, as well as Mexico and Canada.

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2007

NCI BUILDING SYSTEMS, INC.

STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	October 28, 2007	October 29, 2006	October 28, 2007	October 29, 2006
Sales	$463,399	$498,475	$1,624,273	$1,570,482
Cost of sales	343,454	376,765	1,221,463	1,187,151

Gross profit	119,945	121,710	402,810	383,331
	25.9%	24.4%	24.8%	24.4%
Selling, general and administrative expenses	72,341	70,470	271,871	246,044

Income from operations	47,604	51,240	130,939	137,287

Interest income	492	626	738	5,432
Interest expense	(6,911)	(7,288)	(28,829)	(24,915)
Other income, net	566	614	1,977	1,228

Income before income taxes	41,751	45,192	104,825	119,032
Provision for income taxes	16,313	17,143	41,096	45,236

	39.1%	37.9%	39.2%	38.0%
Net income	$25,438	$28,049	$63,729	$73,796

Net income per share:
Basic	$1.31	$1.43	$3.25	$3.70
Diluted	$1.27	$1.33	$3.06	$3.45
Average shares outstanding:
Basic	19,345	19,597	19,582	19,959
Diluted	20,077	21,135	20,793	21,395

Depreciation/amortization expense	9,514	8,906	35,535	31,089

Increase (decrease) in sales	-7.0%		3.4%

Increase (decrease) in diluted earnings per share	-4.5%		-11.3%

Gross profit percentage	25.9%	24.4%	24.8%	24.4%

Selling, general and administrative expenses percentage	15.6%	14.1%	16.7%	15.7%

Income from operations percentage	10.3%	10.3%	8.1%	8.7%

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2007

NCI BUILDING SYSTEMS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	October 28, 2007	October 29, 2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$75,054	$25,038
Accounts receivable, net	159,080	163,814
Inventories	137,725	160,208
Deferred income taxes	28,265	22,864
Prepaid expenses and other	16,760	15,522

Total current assets	416,884	387,446

Property and equipment, net	261,647	252,580
Goodwill	616,246	614,461
Other assets	53,752	49,756

Total assets	$1,348,529	$1,304,243

LIABILITIES AND SHAREHOLDERS' EQUITY
Current portion of long-term debt	$19,313	$947
Accounts payable	130,161	116,028
Accrued expenses	128,977	133,937

Total current liabilities	278,451	250,912

Long-term debt	477,724	497,037
Deferred income taxes	48,802	52,168
Other long-term liabilities	3,228	5,717

Shareholders' equity	540,324	498,409

Total liabilities and shareholders' equity	$1,348,529	$1,304,243

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2007

NCI BUILDING SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Year Ended
	October 28, 2007	October 29, 2006
Net cash provided by operating activities	$136,753	$121,514

Cash flows from investing activities:
Acquisitions, net of cash acquired	(20,086)	(366,598)
Capital expenditures	(42,041)	(27,056)
Proceeds from sale of property, plant and equipment	6,696	285
Other	(932)	23

Net cash used in investing activities	(56,363)	(393,346)

Cash flows from financing activities:
Payments on revolving line of credit	(90,500)	—
Borrowings on revolving line of credit	90,500	—
Issuance of long-term debt	—	200,000
Payments on long-term debt	(947)	(78,511)
Proceeds from stock option exercises	3,910	8,518
Excess tax benefits from stock-based compensation arrangements	1,515	4,180
Payment of financing costs	(75)	(594)
Purchase of treasury stock	(36,122)	(37,572)

Net cash provided (used in) by financing activities	(31,719)	96,021

Effect of exchange rate changes on cash and cash equivalents	1,345	133

Net increase (decrease) in cash	50,016	(175,678)
Cash at beginning of period	25,038	200,716

Cash at end of period	$75,054	$25,038

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2007

NCI Building Systems, Inc.

Business Segments

(Unaudited)

(In thousands)

	Three Months Ended October 28, 2007		Three Months Ended October 29, 2006		$ Inc/(Dec)	% Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal components	$203,776	44	$216,033	43	$(12,257)	-5.7%
Engineered building systems	276,654	60	298,742	60	(22,088)	-7.4%
Metal coil coating	77,205	17	79,645	16	(2,440)	-3.1%
Intersegment sales	(94,236)	(21)	(95,945)	(19)	1,709	-1.8%

Total net sales	$463,399	100	$498,475	100	$(35,076)	-7.0%

		% of		% of
Operating income:		Sales		Sales
Metal components	$22,205	11	$23,795	11	$(1,590)	-6.7%
Engineered building systems	35,116	13	32,576	11	2,540	7.8%
Metal coil coating	6,565	9	6,527	8	38	0.6%
Corporate	(16,282)	—	(11,658)	—	(4,624)	-39.7%

Total operating income (% of sales)	$47,604	10	$51,240	10	$(3,636)	-7.1%

	Year Ended October 28, 2007		Year Ended October 29, 2006		$ Inc/(Dec)	% Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal components	$715,033	44	$771,200	49	$(56,167)	-7.3%
Engineered building systems	969,047	60	822,963	52	146,084	17.8%
Metal coil coating	272,543	17	278,814	18	(6,271)	-2.2%
Intersegment sales	(332,350)	(21)	(302,495)	(19)	(29,855)	9.9%

Total net sales	$1,624,273	100	$1,570,482	100	$53,791	3.4%

		% of		% of
Operating income:		Sales		Sales
Metal components	$60,265	8	$91,998	12	$(31,733)	-34.5%
Engineered building systems	101,798	11	71,962	9	29,836	41.5%
Metal coil coating	25,135	9	24,948	9	187	0.7%
Corporate	(56,259)	—	(51,621)	—	(4,638)	9.0%

Total operating income (% of sales)	$130,939	8	$137,287	9	$(6,348)	-4.6%

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2007

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	Trailing 12 Months
	October 28, 2007	October 29, 2006
Net income	$63,729	$73,796
Add:
Provision for income taxes	41,096	45,236
Interest expense	28,600	24,687
Depreciation and amortization	34,683	30,289
Non-cash FAS 123(R)	8,610	7,161

Adjusted EBITDA (1)	$176,718	$181,169

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement at the respective dates presented herein. Results of operations of businesses acquired are included in this measure for periods subsequent to the acquisition and are not included on a pro forma basis. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2007

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” EARNINGS PER SHARE COMPARISON

(Unaudited)

	Three Months Ended
	October 28, 2007		October 29, 2006
Earnings per diluted share, GAAP basis	$1.27		$1.33
Effect of convertible notes	0.03	(1)	0.08	(1)

“Adjusted” diluted earnings per share (A)	$1.30		$1.41

	Year Ended
	October 28, 2007		October 29, 2006
Earnings per diluted share, GAAP basis	$3.06		$3.45
Effect of convertible notes	0.15	(1)	0.18	(1)

“Adjusted” diluted earnings per share (A)	$3.21		$3.63

(A)	The Company discloses a tabular comparison of “Adjusted” earnings per diluted share, which is a non-GAAP measure because it is referred to in the text of our press releases and is instrumental in comparing the results from period to period. “Adjusted” earnings per share should not be considered in isolation or as a substitute for earnings per share as reported on the face of our statement of income.

(1)	Dilutive impact for the three months ended October 28, 2007 and October 29, 2006 of 489,336 shares and 1,200,233 shares, respectively, and for the year ended October 28, 2007 and October 29, 2006 of 922,123 shares and 1,090,474 shares, respectively, of the Company’s convertible notes as if they were converted during the period.

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2007

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	4th Qtr 2007		4th Qtr 2006		Inc/(Dec)	% Change	YTD 4th Qtr 2007		YTD 4th Qtr 2006		Inc/(Dec)	% Change
Metal Components
Total Sales	203,776	36%	216,033	37%	(12,257)	-6%	715,033	36%	771,200	41%	(56,167)	-7%
Intersegment	(28,646)		(31,748)		3,102	-10%	(101,709)		(100,364)		(1,345)	1%

Third Party Sales	175,130	38%	184,285	37%	(9,155)	-5%	613,324	38%	670,836	43%	(57,512)	-9%
Operating Income	22,205	13%	23,795	13%	(1,590)	-7%	60,265	10%	91,998	14%	(31,733)	-34%

Engineered Building Systems
Total	276,654	50%	298,742	50%	(22,088)	-7%	969,047	50%	822,963	44%	146,084	18%
Intersegment	(11,450)		(11,900)		450	-4%	(41,681)		(41,190)		(491)	1%

Third Party Sales	265,204	57%	286,842	58%	(21,638)	-8%	927,366	57%	781,773	50%	145,593	19%
Operating Income	35,116	13%	32,576	11%	2,540	8%	101,798	11%	71,962	9%	29,836	41%

Metal Coil Coating
Total	77,205	14%	79,645	13%	(2,440)	-3%	272,543	14%	278,814	15%	(6,271)	-2%
Intersegment	(54,140)		(52,297)		(1,843)	4%	(188,960)		(160,941)		(28,019)	17%

Third Party Sales	23,065	5%	27,348	5%	(4,283)	-16%	83,583	5%	117,873	7%	(34,290)	-29%
Operating Income	6,565	28%	6,527	24%	38	1%	25,135	30%	24,948	21%	187	1%

Consolidated
Total	557,635	100%	594,420	100%	(36,785)	-6%	1,956,623	100%	1,872,977	100%	83,646	4%
Intersegment	(94,236)		(95,945)		1,709	-2%	(332,350)		(302,495)		(29,855)	10%

Third Party Sales	463,399	100%	498,475	100%	(35,076)	-7%	1,624,273	100%	1,570,482	100%	53,791	3%
Operating Income	47,604	10%	51,240	10%	(3,636)	-7%	130,939	8%	137,287	9%	(6,348)	-5%

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